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                      [MORRIS, MANNING & MARTIN LETTERHEAD]


                                December 18, 1997




HomeCom Communications, Inc.
Suite 100, Building 14
Piedmont Center
3535 Piedmont Road
Atlanta, Georgia  30305

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have served as counsel for HomeCom Communications, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of a proposed public offering of 850,000 shares (the "Shares") of the Company's authorized common stock, $.0001 par value (the "Common Stock"), of which all 850,000 Shares are to be sold by certain shareholders of the Company (the "Selling Shareholders") designated in the Registration Statement.

         We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock and the Shares to be sold by the Selling Shareholders, as appropriate, as we have deemed necessary and advisable.

         Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that the 850,000 Shares to be sold by the Selling Shareholders will be, upon sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.


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MORRIS, MANNING & MARTIN
a limited liability partnership


December 18, 1997
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         We hereby consent to the reference to our firm under the heading "Legal
Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

                                               Very truly yours,

                                               MORRIS, MANNING & MARTIN, L.L.P.

                                               By: /s/  Oby T. Brewer III
                                                   -----------------------------
                                                   Oby T. Brewer III